AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2007
REGISTRATION STATEMENT NO. 333-144508

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Amendment #1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CIENEGA CREEK HOLDINGS INC.
(Name of small business issuer as specified in its charter)

Nevada	7997	20-5432794
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

9181 S Antler Crest Dr.
Vail, AZ 85641
Phone: (520) 275-8129
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Nevada Agency and Trust Co.
50 W Liberty Street, Suite 880
Reno, NV 89501
1-775-322-5623
(Name, Address and Telephone Number of Agent for Service)

Approximate Date of Commencement of Proposed Sale to Public:

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

Proposed
		Maximum	Proposed Maximum
Class of Securities to	Amount to be	Offering Price	Aggregate Offering	Amount of
be Registered	Registered	per Share	Price	Registration Fee

Common Stock	4,000,000	$0.10	$400,000	$12.28

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Cienega Creek Holdings Inc.

1,000,000 SHARES MINIMUM – 4,000,000 SHARES MAXIMUM
COMMON STOCK

Our common stock is presently not listed or quoted on any market or electronic quotation system and we have not applied for listing or quotation. After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”). Although we intend to apply to have our common stock quoted on the OTC Bulletin Board, there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop.

We are offering a minimum of 1,000,000 and a maximum of 4,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.10 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 180 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 180 days if extended, all money received by us will be promptly returned to you without deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 180 days, if extended, all money received by us will be retained by us and there will be no refund.

Funds from this offering will be held in an escrow account until the minimum number of shares has been sold.  The funds will be held by U.S. Bank National Association, 101 N. First Avenue, Phoenix, Arizona, 85003.  All subscription funds will be payable to U.S. Bank National Association Escrow for Cienega Creek Holdings Inc. Account.  See “Plan of Distribution.”

Our common stock will be sold by Michael A. Klinicki and Michael P. Giertych, our directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.012	$0.088
Per Share - Maximum	$0.10	$0.003	$0.097
Minimum	$100,000	$12,000	$88,000
Maximum	$400,000	$12,000	$388,000

The difference between the “Offering Price” and the “Proceeds to Us” is $12,000. The $12,000 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $12,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $12,000 will be paid from current funds that we have and the first proceeds of this offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2007.

Dealer Prospectus Delivery Obligation

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART I — INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

          The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4. References to “we,” “us,” “our,” “Cienega,” “Cienega Creek” or the “company” mean Cienega Creek Holdings Inc.

Our Company

           Cienega Creek Holdings Inc. is a development stage company that will develop and operate retail and service-based businesses.   We plan to initiate business in the health and fitness industry.  We will focus our operations in southern Arizona.  Our primary target markets are greater Tucson, Vail, Benson, and Sierra Vista.  We plan to commence business by opening a single health and fitness center under the name Vail Health and Fitness.  We plan to expand our operations to include multiple locations in the future.  We will generate revenue through the sale of individual, family, and group memberships.  We will market our facilities by utilizing print, radio, and television advertising, as well as through co-marketing agreements with other area businesses and organizations.

           Our principal business office is located at 9181 S. Antler Crest Drive, Vail, Arizona 85641, our mailing address is PO Box 246, Vail, Arizona 85641, and our telephone number is (520) 275-8129. Our fiscal year end is December 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	1,000,000 shares of common stock minimum and 4,000,000 shares of common stock maximum, par value $0.001

Offering price per share	$ 0.10

Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 180 days.

Net proceeds to us	Approximately $88,000 assuming the minimum number of shares are sold.

Approximately $388,000 assuming the maximum number of shares are sold.

Use of proceeds	We will use the proceeds to pay for administrative

expenses, the implementation of our business plan, and general working capital.

Number of shares outstanding before the offering	7,200,000

Number of shares outstanding after the offering if all of the shares are sold	8,200,000 (if minimum number of shares are sold) 11,200,000 (if maximum number of shares are sold)

Financial Summary Information

All of the references to currency in this Prospectus are to US Dollars, unless otherwise noted. The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Income Statement Data

From August
17, 2006
(inception)
to June 30, 2007
Revenue	$0
Expenses	$8,882
Net Profits (Losses)	$(8,882)

Balance Sheet Data

As of
June 30, 2007
Working Capital	$63,118
Total Assets	$63,118
Total Liabilities	$0

As of June 30, 2007, we have working capital of $63,118 and accumulated losses of $8,882 since inception.

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

1. There is uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.

Our auditors have discussed their uncertainty regarding our business operations in their audit report dated June 30, 2007. This means that there is doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.

2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on August 17, 2006 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to June 30, 2007 is $8,882. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of this offering

•

our ability to develop and open our fitness center in a timely and efficient manor

•

our ability to attract a sufficient number of customers who will purchase memberships to our fitness center

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business. We may need to obtain additional financing which may not be available, which could cause us to cease operations.

We have limited operations. We need the proceeds from this offering to pay for the development of our fitness center.  If the maximum of $400,000 is raised, this amount will enable us, after paying the expenses of this offering, to develop our fitness center and commence operation of the facility.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing, we may have to cease operations. We anticipate that if we are successful in raising the minimum of $88,000, the $88,000 proceeds net of offering costs, plus current capital, will enable us to develop and operate what we consider a minimal fitness center of reduced size, staff, and amenities.  If we are successful in raising the maximum of $388,000, our intention is to increase our spending in the areas of leased space, equipment, furnishings and staff, as well as to off-set higher operating costs.

4. Our plan to sell memberships for our fitness center may not be successful.

As part of our business strategy, we will need to sell individual, family, and group memberships for our fitness center.  For these efforts to succeed we will need to develop a quality fitness center, charge competitive rates, and have a strong marketing plan with knowledgeable salespeople.  If we are unsuccessful in any of these efforts, our ability to generate revenue could be severely limited or delayed.

5. Our future success is dependent on our existing key employees, and hiring and assimilating new key employees, and our inability to attract or retain key personnel in the future would materially harm our business and results of operations.

Our success depends on the continuing efforts and abilities of our current management team. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

6. Our operating results may prove unpredictable which could negatively affect our operating results.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may cause our operating results to fluctuate significantly include the following:

•

our ability to generate enough working capital from future equity sales;

•

the level of commercial acceptance of our fitness center memberships;

•

increased competition from other businesses;

•

the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and

•

general economic conditions

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

7. Because our management does not have prior experience in the health and fitness industry, our business has a higher risk of failure.

Our directors have no prior experience in the health and fitness industry. As a result, we may not be able to recognize and take advantage of opportunities without aid of qualified marketing and business development consultants. As well, with no direct experience, our management may not be fully aware of industry trends and practices in promotion of our facility’s memberships. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

8. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”). Although we intend to apply to have our common stock quoted on the OTC Bulletin Board, there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop.

9. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which impose additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process takes at least three months and the application must be made on our behalf by a market maker, but we have not yet engaged a market maker to make the application on our behalf. If our common stock becomes listed and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares your purchase from Cienega Creek.

10. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Cienega Creek.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Cienega Creek will need to come through appreciation of the stock’s price.

11. Because our directors will own more than 50 % of our outstanding common stock they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our directors own 100% of the outstanding shares of our common stock as of the date of this offering.  Even if we sell all 4,000,000 shares of common stock in this offering, our directors will own 64.3% of our outstanding shares of common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

12. We have arbitrarily determined the price of shares.

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $400,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history

•

the proceeds to be raised by the offering

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our cash requirements

13. Limited time devoted by our president may negatively impact our business.

Our president intends to devote approximately 20% of his business time to our affairs.  Our success depends on the continuing efforts and abilities of our current management.  Limited time devoted by our president to our business may have a negative impact on our future success.

14. We do not have any independent directors.

We currently have two directors.  Both of our directors are founders of the company and own shares of our common stock as of the date of this offering.  Accordingly they could make corporate decisions that are not independent in nature.

15. Because we will face competition from other businesses our operating results may be negatively impacted.

Our business will face competition from other similar business.  Each of these competitors offers services similar to ours.  Nearly all of these entities have significantly greater financial resources, industry expertise and managerial capabilities than we do, consequently, we will be at a competitive disadvantage in identifying possible business opportunities.

Use of Proceeds

Our offering is being made on a self underwritten basis - with a minimum of $100,000 in gross proceeds. The table below sets forth the use of proceeds if $100,000 (ie. gross proceeds of the minimum offering) or $400,000 (ie. gross proceeds of the maximum offering) of our common stock is sold.

	$100,000		$400,000
Gross proceeds	$100,000	100%	$400,000	100%
Offering expenses	$12,000	12.0%	$12,000	3.0%
Net proceeds	$88,000	88.0%	$388,000	97.0%

The net proceeds will be used as follows:

Outstanding liabilities	$0		$0
Equipment	$39,000	44.3%	$104,000	26.8%
Leasehold Improvements	$25,000	28.4%	$150,000	38.6%
Marketing and Advertising	$4,000	4.6%	$15,000	3.9%
General and Administrative	$20,000	22.7%	$119,000	30.7%
TOTAL	$88,000	100%	$388,000	100%

Total offering expenses are $12,000. Of the $12,000, the amounts to be paid from the proceeds for expenses of the offering are: $4,500 for legal fees; $1,500 for escrow fees; $950 for filing fees; $3,000 for accounting fees and expenses; $1,000 for transfer agent fees; $1037.72 document preparation; and $12.28 for registration fee.

We intend to use net proceeds with regard to the above categories in the following manor: “Equipment” will consist of free weights, weight stands, Nautilus and cardiovascular machines, aerobic equipment, mats, video and sound equipment.  “Leasehold improvements” will include construction of walls, offices, counters, painting, HVAC modifications, electrical & plumbing modifications, and trim.  “Marketing and advertising” will include print and radio advertisements, signage, and promotional materials.

“General and Administrative Costs” include costs related to operating our fitness center. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying additional employees, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $400,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history

•

the proceeds to be raised by the offering

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our cash requirements

Dilution of the Price you Pay for Your Shares

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of June 30, 2007, the net tangible book value of our shares of common stock was $63,118 or approximately $0.0088 per share based upon 7,200,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 11,200,000 shares to be outstanding will be $451,118, or approximately $0.040 per share. The amount of dilution you will incur will be $0.06 per share, or 60%. The net tangible book value of the shares held by our existing shareholder will be increased by $0.031 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.040 per share.

After completion of this offering, if 4,000,000 shares are sold, you will own approximately 35.7% of the total number of shares then outstanding shares for which you will have made a cash investment of $400,000, or $0.10 per share. Our existing shareholders will own approximately 64.3% of the total number of shares then outstanding, for which they have made contributions of cash, of $72,000, or $0.01 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 10,200,000 shares to be outstanding will be $351,118, or approximately $ 0.034 per share. The amount of dilution you will incur will be $ 0.066 per share, or 66%. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.025 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $ 0.034 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 29.4% of the total number of shares then outstanding shares for which you will have made a cash investment of $300,000, or $0.10 per share. Our existing shareholder will own approximately 70.6% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $72,000.

If the minimum number of the shares is sold:

Upon completion of this offering, in the event 25% or the minimum amount of the shares are sold, the net tangible book value of the 8,200,000 shares to be outstanding will be $151,118 or approximately $ 0.018 per share. The amount of dilution you will incur will be $ 0.082 per share, or 82%. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.009 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $ 0.018 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 12.2% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 87.8% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $72,000, or $0.01 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.01
Net tangible book value per share before offering	$.0088
Potential gain to existing shareholders per share	$0.031
Net tangible book value per share after offering	$0.040
Increase to present stockholders in net tangible book value per share after offering	$0.031
Capital contributions	$72,000
Number of shares outstanding before the offering	7,200,000
Number of shares after offering held by existing stockholders	7,200,000
Percentage of ownership after offering	64.3%

Purchasers of shares in this offering if all shares sold

Price per share	$0.10
Dilution per share	$0.060	60%
Capital contributions	$400,000
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	35.7%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.10
Dilution per share	$0.066	66%
Capital contributions	$300,000
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	29.4%

Purchasers of shares in this offering if the minimum number of shares sold

Price per share	$0.10
Dilution per share	$0.082	82%
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	12.2%

Plan of Distribution; Terms of the Offering

We are offering a minimum of 1,000,000 and up to a maximum of 4,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.10 per share. Funds from this offering will be placed in an escrow account and held until the minimum number of shares has been sold.  The funds will be held by U.S. Bank National Association, 101 N. First Avenue, Phoenix, Arizona, 85003.  All subscription funds will be payable to U.S. Bank National Association Escrow for Cienega Creek Holdings Inc. Account.  Our escrow agent will hold the funds in the account until a minimum of $100,000 is received, at which time all funds will be delivered to us and we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our Prospectus, or within an additional 180 days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 180 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180 day period referred to above, which could be expanded by an additional 180 days at our discretion for a total of 360 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our two directors. They will receive no commission from the sale of any shares. They will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our two officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.  We may deliver this Prospectus to potential investors in electronic format.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 180 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “U.S. Bank National Association Escrow for Cienega Creek Holdings Inc. Account”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Description of Business

General

We were incorporated in the State of Nevada on August 17, 2006 and are in the process of commencing operations, but have not generated any revenue and are still a development stage corporation.  We plan to develop and operate retail and service-based businesses.  We plan to initiate business in the health and fitness industry.  We will focus our operations in southern Arizona.  Our primary target markets are greater Tucson, Vail, Benson, and Sierra Vista.  We plan to commence business by opening a single health and fitness center under the name Vail Health and Fitness.  We plan to expand our operations to include multiple locations in the future.  We will generate revenue through the sale of individual, family, and group memberships.  We will market our facilities by utilizing print, radio, and television advertising, as well as through co-marketing agreements with other area businesses and organizations.  Our business office is located at 9181 S Antler Crest Dr., Vail, Arizona, 85641, and our mailing address is PO Box 246, Vail, Arizona, 85641. Our telephone number is (520) 275-8129.

We have begun very limited operations and will advance our operations until we complete this offering. Our plan of operation is forward looking and there is no assurance that we will ever be successful in our plan of operations.

Our Services

We plan to operate a health and fitness center under the name Vail Health and Fitness.  We will offer memberships to individuals, families, and groups.  Our planned facility is expected to be between 2000 and 5000 square feet in size, and will include aerobic equipment, nautilus equipment, free-weights, and restroom/locker facilities.  We plan to generate revenue by collecting monthly dues from our members.

As of this filing we have identified multiple locations which are suitable for our operations, all of which are located within the Vail Road/Houghton Road corridor- an area in Vail, Arizona, and our intended market.  These properties consist of commercial space for lease, or are actively being developed for commercial purposes.  Each of these locations falls within our target market and have the desired demographics suitable for our business.  We have not signed a lease agreement for any space.  We are currently in lease negotiations and plan to sign a lease or letter of intent to lease as soon as practical for our business plan.  We expect to scale our development and the leased spaced square footage based on the specific amount of proceeds from this offering.

Our primary target area is the unincorporated community of Vail, Arizona.  According to data compiled from the US Census Bureau, US Postal Service, and the Vail School District the population of the area in 2001 was 25,161, the population in 2004 was 33,042, and the population as of June 2007 was 43,155.

Competition

Our major competitors in the health and fitness industry include Gold’s Gym, Desert Sport and Fitness, La Mariposa Resort, FT Fitness Together, Curves, and LA Fitness.  Each of these competitors offers services similar to ours.  Nearly all of these entities have significantly greater financial resources, industry expertise and managerial capabilities than we do, consequently, we will be at a competitive disadvantage in identifying possible business opportunities.

The following table summarizes the location and distance in miles from the Vail Road/Houghton Road corridor and our major competitors.

Gold’s Gym	5851 E Speedway Blvd., Tucson, AZ, 85712	20 miles
Gold’s Gym	110 S Church Ave., Tucson, AZ, 85701	27 miles
Desert Sports and Fitness	3672 S 16th Ave., Tucson, AZ, 85713	26 miles
La Mariposa Resort	1501 N Houghton Rd., Tucson, AZ, 85749	15 miles
FT Fitness Together	8110 S Houghton Rd., Tucson, AZ, 85747	12 miles
Curves	9136 E Valencia Rd., Tucson, AZ, 85747	13 miles
Curves	13190 E Colossal Cave Rd., Vail, AZ 85641	3 miles
LA Fitness	240 S Wilmot Rd., Tucson, AZ 85711	18 miles

Marketing

We intend to market our facility by utilizing print, radio, and television advertising, as well as through co-marketing agreements with other area businesses and organizations.

Trademarks, Copyrights, and Business Names

We have not filed for any protection of our trademarks.  On January 9, 2007 we recorded the business name “Vail Health and Fitness” in Pima County, Arizona with the Pima County Recorders Office.  A copy of the recorded document has been included as an attachment to the original filing of this registration statement.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally.

Management’s Discussion and Analysis or Plan of Operation

We are a development stage corporation with limited operations and no revenues from our business operations.  Our revenue will be derived from membership fees for our fitness center, which has not yet opened for business.  We do not anticipate that we will generate significant revenues until we have completed our marketing plan and have enrolled a significant base of members.  Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to purchase necessary equipment, make necessary leasehold improvements, market our facility, and commence operations for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last for twelve months but with limited funds available to build and grow our business. If we raise the maximum amount, we believe the money will last for eighteen months and also provide funds for our growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming that we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be seeking to enter into any additional business operations during this time.

Upon completion of our public offering, our specific goal will be to develop and operate a health and fitness center under the name Vail Health and Fitness.  We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to continue our operations.

We believe this could take up to 360 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we have not raised the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 180 days.

2. If we are successful in raising the maximum amount of this offering ($388,000 net after anticipated offering expenses), we intend to develop 5000 square feet of leased space for our fitness center.  If we do not raise the maximum proceeds we intend to reduce the size and scale of our fitness center relative to the amount raised.  Under the foregoing circumstances, if the maximum is not raised, we intend to develop between 2000 and 4500 square feet. In addition, if we do not raise the maximum proceeds we may seek an alternate lease location other than within the Vail Road/Houghton Road corridor.

3. We intend to maintain a staff of two employees during business hours.  We plan to hire one full-time employee and up to four part-time employees to cover our staffing needs.  We expect that our full-time employee will cost us approximately $2300 per month, and that each part-time employee will cost us approximately $800 per month.   We expect annualized property lease expenses of approximately $14-$36 per square. Our officers currently receive no salaries, nor do we expect to pay any officer’s salaries over the next 12 months.  Our president will commit a minimum of 10 hours per week, on site, to perform administrative and operational tasks required to operate our business.

4. We intend to sell memberships to our health and fitness center to generate revenue.  We expect that a typical, single membership will produce revenue of $26-$45 per month, and that a family membership will produce revenue of $49-$69 per month. We anticipate that we will begin our targeted marketing campaign immediately upon successful completion of this offering, and that we will commence selling memberships for our facility approximately two months prior to our grand opening.  We expect that the number of memberships we are able to sell will be dependent upon, among other factors, the size of our facility.  Based on industry standards, we estimate a 2000 square foot facility will support approximately 300-500 total members and a 5000 square foot facility will support approximately 500-800 total members.    In addition to single and family memberships, we plan to offer group memberships to area businesses, schools, clubs, and associations.

We believe we will begin generating revenues immediately upon the grand opening of our fitness center, which we expect to be within ten (10) months of completing our offering.

5. We expect to maintain monthly expenses at a relatively constant rate.  Our primary monthly expenses will consist of rent, staff salaries, advertising, utilities, and insurance.  We do not anticipate these costs to fluctuate greatly on a month-to-month basis. The consistent nature of these expenses will enable us to accurately tune our marketing strategy and pricing model to obtain consistent profitability in the shortest amount of time.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to successfully develop and operate our health and fitness center. We are seeking equity financing through this offering to provide for the capital required to develop and operate this facility.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on August 17, 2006 to June 30,  2007

During the period from our inception to June 30, 2007, we have initiated our business plan to fund and develop our fitness center.  We have completed market research with regard to traffic patterns and demographics in our target area.  We retained an attorney for the preparation of this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $8,882 of which $1,651 is for office and general costs; $1000 for organization costs; $3,242 is for accounting fees; $2,000 is for legal fees; $989 for equipment.

We have reserved the domain name www.cienegacreekholdings.com as our general corporate website.

Since inception, we have sold 7,200,000 shares of common stock to our President and one of our directors for $72,000.

Liquidity and Capital Resources

As of June 30, 2007, our total current assets were $63,118 comprising of cash of $62,194, property and equipment of $924, and liabilities of $0 for total working capital of $63,118.  We expect to incur substantial losses over the next twelve months.

As of June 30, 2007, we had cash of $62,194, and we believe that we need approximately an additional $88,000 to meet our capital requirements and continue our business plan over the next 12 months. We intend to obtain this money through this offering.

Known Material Trends and Uncertainties

As of June 30, 2007, Cienega Creek has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

We are not aware of any pending or threatened legal proceedings which involve Cienega Creek.

Directors and Officers

Our Bylaws provide that we shall have a minimum of one (1) director and no more than seven (7) directors.

Name	Age	Position

Michael A. Klinicki	42	President, Chief Executive Officer,
		Treasurer, Director

Michael P. Giertych	41	Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Cienega Creek’s affairs.

Michael A. Klinicki, Director, President and Chief Executive Officer

Michael Klinicki has been the President and Chief Executive Officer of Cienega Creek since our inception in August 2006.  He has over 20 years of business experience in various capacities.  Prior to becoming President, Mr. Klinicki worked as an information technology professional and consultant.  He has held positions with the State of California, Health Net, and the international accounting & consulting firm, KPMG.  He is the founder of Riparian Technologies, a successful software development company which focuses on products for the construction industry.   Mr. Klinicki has more than 10 years of experience as an advisor to numerous investment groups where he specializes in capital structure analysis, dividend analysis, and merger valuation.  In 2007 Mr. Klinicki was appointed to the supervisory committee of the Pima Federal Credit Union; a 56-year old banking institution with over $110 million in investments and $235 million in assets.  He holds a Bachelor of Science degree from California State University, Chico.  Mr. Klinicki is 9-year resident of Vail, Arizona.

Mr. Klinicki intends to devote approximately 20% of his business time to our affairs.

Michael P. Giertych, Director

Michael Giertych has been on the board of directors since our inception in August 2006.   Mr. Giertych is a "retiree" of the internet boom, having worked for eight years at companies such as StrataCom and Cisco Systems as a manager and lead engineer for their special projects teams. He currently serves on the boards of multiple private companies, such as Illogix, Bailey Park Investments, Real Gizmos, and Gold Cal Juniors Volleyball. He is the President of Bailey Park Investments, where he manages multiple real estate development projects. He also serves as CFO for Gold Cal Juniors, where he has been entrusted with their financial success.

Mr. Giertych intends to devote approximately 1% of his business time to our affairs.

COMPENSATION

There are no formal written employment arrangements in place. We have agreed to reimburse Mr. Klinicki for expenses incurred on our behalf. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our directors since our inception of August 17, 2006 through June 30, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Michael Klinicki, President, Chief Executive Officer, Director	08-17-06 (inception) to 06-30-07	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael Giertych, Director	08-17-06 (inception) to 06-30-07	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our president, Michael Klinicki, is providing office space for the duration of our development stage.  The office space is located in the residence of Mr. Klinicki.  The office space consists of a single room with approximately 150 square feet and a telephone.  Mr. Klinicki has agreed to the use of his residence until such time as we require additional office space.  We intend to relocate our offices upon completion of our fitness center.  There are no formal written or implied agreements to pay rent for our office space at this time.

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Audit Committee

The Audit Committee is currently composed of two members, Michael Klinicki and Michael Giertych.  Our Board of Directors has determined that we do not have an audit committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Cienega Creek Holdings and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of June 30, 2007 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 30, 2007, there were 7,200,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Amount and
Nature of
Title of Class	Name of	Beneficial	Percent of	Percent of	Percent of
	Beneficial Owner	Ownership	Class Before	Class After	Class After
			Offering	Offering with	Offering with
				Minimum	Maximum
				Number of	Number of
				Shares Sold	Shares Sold
		(1)	(%)	(%)	(%)

Common	Michael Klinicki	200,000	2.7	2.43	1.78
President, CEO and
Director

Common	Michael Giertych	7,000,000	97.3	85.37	62.5
Director

	All Officers and	7,200,000	100	87.8	64.28
Directors as a Group
that consists of two
people

1     Includes shares that could be obtained by the named individual within the next 60 days.

Changes in Control

There are currently no arrangements which would result in a change in control of Cienega Creek.

Description of Securities

The authorized capital stock of Cienega Creek consists of 75,000,000 common shares, $0.001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Cienega Creek, whether voluntary or involuntary, to share equally in the assets of Cienega Creek available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Cienega Creek’s Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Cienega Creek’s common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. Cienega Creek does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Cienega Creek’s financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

Shares Eligible for Future Sale

The 4,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act.  No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 7,200,000 issued and outstanding shares have been held since February 2007 (and are subject to the sale limitations imposed by Rule 144 (see below). The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common sock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Daniel C. Masters, our legal counsel, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Financial Statements

We have included these financial statements in the following section:

March 31, 2007

June 30, 2007 (Unaudited)

CIENEGA CREEK HOLDINGS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 2007

(Stated in US Dollars)

MOORE & ASSOCIATES, CHARTERED

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cienega Creek Holdings, Inc.

(A Development Stage Company)

Tucson, Arizona

We have audited the accompanying balance sheets of Cienega Creek Holdings, Inc. as of March 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception on August 17, 2006 through March 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cienega Creek Holdings, Inc. of March 31, 2007 and the results of its operations and its cash flows from inception on August 17, 2006 through March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates Chartered

_____________________________________

Moore & Associates Chartered

Las Vegas, Nevada

April 17, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
BALANCE SHEET
March 31, 2007
(Stated in US Dollars)

March 31, 2007
ASSETS
Current
Cash and cash equivalents	$68,387
Property and Equipment, net	$973
69,360
$69,360

LIABILITIES
Current
Accounts payable and accrued liabilities	$0
Due to related party - Note 5	0
0

STOCKHOLDERS’ EQUITY
Capital stock – Note 4
75,000,000 shares authorized, $0.001 par value
7,200,000 shares issued and outstanding	7,200
Additional paid in capital	64,800
Deficit accumulated during the development stage	(2,640)
Total stockholders’ equity	69,360
Total liabilities and stockholders’ equity	$69,360

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
for the period August 17, 2006 (Inception) to March 31, 2007
(Stated in US Dollars)

August 17, 2006
(inception)
to March 31,
2007
Expenses
General and Administrative	$651
Organization costs	1,000
Equipment	989

Net loss for the period	$(2,640)

Basic loss per share	$(0.00)

Weighted average number of shares outstanding	7,200,000

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
for the period August 17, 2006 (Inception) to March 31, 2007
(Stated in US Dollars)

August 17, 2006
(inception)
to March 31,
2007
Operating Activities
Net loss for the period	$(2,640)

Adjustments to net loss: Depreciation expense	16
Change in non-cash working capital items:
Accounts payable and accrued liabilities	0
Net cash provided (used) by Operating Activities	(2,624)

Cash from Investing Activities
Equipment purchase	(989)
Net cash provided (used) by Investing Activities	(989)

Cash from Financing Activities
Common stock issued for cash	72,000
Net cash provided (used) by Financing Activities	72,000

72,000

Increase in cash during the period	68,387

Cash, beginning of the period	-

Cash, end of the period	$68,387

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$-

Income Taxes	$-

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
for the period August 17, 2006 (Inception) to March 31, 2007
(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, August 17, 2006 (Inception)	-	$-	$-	$-	$-
Issued for cash:
Common stock, $0.01 per share	7,200,000	7,200	64,800	-	72,000

Net loss for the period	-	-	-	(2,640)	(2,640)

Balance, March 31, 2007	7,200,000	$7,200	$64,800	$(2,640)	$69,360

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007
(Stated in US Dollars)

1.

Summary of Significant Accounting Policies

Nature of Business

Cienega Creek Holdings, Inc. (the Company) was incorporated in the State of Nevada on August 17, 2006. The Company is engaged in the business of operating health and fitness centers (gyms). The Company has not realized revenues from operations as of March 31, 2007 and accordingly is classified as a development stage company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2007.

(Loss)

Shares

    Basic (Loss) Per Share

(Numerator)(Denominator)

Amount

For the Period Ended

           $     (2,640)

   7,200,000

$  (0.00)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended March 31, 2007.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2007.

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007
(Stated in US Dollars)

1.

Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109

requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

March 31,

       2007       .

Income tax expense at statutory rate

$         396

Valuation allowance

          (396)

Income tax expense per books

$           -0-

Net deferred tax assets consist of the following components as of:

January 31,

        2007        .

NOL Carryover

$            396

Valuation allowance

            (396)

Net deferred tax asset

$            -0-

The Company has a net operating loss carryover of $2,640 as of March 31, 2007 which expires in 2027. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007
(Stated in US Dollars)

1.

Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted an March 31 fiscal year end.

Stock-based compensation.

As of March 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Property and Equipment

The Company’s property and equipment is composed of computer equipment. The Company depreciates its computer equipment over the estimated life of 5 years using the straight line method. The Company recorded depreciation expense of $16 during the period ended March 31, 2007.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007
(Stated in US Dollars)

1.

Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN

48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007
(Stated in US Dollars)

1.

Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company will determine its revenue recognition policies upon commencement of principle operations.

2.

COMMON STOCK

On August 8, 2006, the Company received $3,000 from its founder for 300,000 shares of its common stock. On March 20, 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under.  The Company sold 6,900,000 shares of its $0.001 par value common stock at a price of $0.01 per share for $69,000 in cash.

3.

GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $2,640 as of March 31, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

CIENEGA CREEK HOLDINGS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2007

(Stated in US Dollars)

MOORE & ASSOCIATES, CHARTERED

        PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Cienega Creek Holdings, Inc.

We have reviewed the accompanying balance sheet of Cienega Creek Holdings, Inc. as of June 30, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States).  All information included in these financial statements is the representation of the management of Cienega Creek Holdings, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

August 31, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
BALANCE SHEET
June 30, 2007
(Stated in US Dollars)

	June 30, 2007	March 31, 2007
ASSETS	(Unaudited)
Current
Cash and cash equivalents	$62,194	$68,387
Property and Equipment, net	$924	$973
	63,118	69,360
	$63,118	$69,360

LIABILITIES
Current
Accounts payable and accrued liabilities	$0	$0
Due to related party - Note 5	0	0
	0	0

STOCKHOLDERS’ EQUITY
Capital stock – Note 4
75,000,000 shares authorized, $0.001 par value
7,200,000 shares issued and outstanding	7,200	7,200
Additional paid in capital	64,800	64,800
Deficit accumulated during the development stage	(8,882)	(2,640)
Total stockholders’ equity	63,118	69,360
Total liabilities and stockholders’ equity	63,118	$69,360

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
for the period ended June 30, 2007
  (Unaudited)
(Stated in US Dollars)

	For the		August 17, 2006
	Three Months		(inception)
	Ended June 30,		to June 30,
	2007		2007
Expenses
General and Administrative	$6,739		$9,379
Other Income (Expense)
Interest Income	497		497

Net loss for the period	$(6,242)		$(8,882)

Basic loss per share	$(0.00)	$

Weighted average number of shares outstanding	7,200,000

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
for the period ended June 30, 2007
  (Unaudited)
(Stated in US Dollars)

	For the	August 17, 2006
	Three Months	(inception)
	Ended	to June 30,
	June 30, 2007	2007
Operating Activities
Net loss for the period	$(6,242)	$(2,640)

Adjustments to net loss: Depreciation expense	49	65
Change in non-cash working capital items:
Accounts payable and accrued liabilities	0	0
Net cash provided (used) by Operating Activities	(6,193)	(8,817)

Cash from Investing Activities
Equipment purchase	-	(989)
Net cash provided (used) by Investing Activities	-	(989)

Cash from Financing Activities
Common stock issued for cash	-	72,000
Net cash provided (used) by Financing Activities	-	72,000

	-	72,000

Increase (Decrease) in cash during the period	(6,193)	62,194

Cash, beginning of the period	68,387	-

Cash, end of the period	$62,194	$62,194

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$-	$-

Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
for the period August 17, 2006 (Inception) to June 30, 2007
  (Unaudited)
(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, August 17, 2006 (Inception)	-	$-	$-	$-	$-
Issued for cash:
Common stock, $0.01 per share	7,200,000	7,200	64,800	-	72,000

Net loss for the period inception on August 17, 2006 through March 31, 2007	-	-	-	(2,640)	(2,640)

Balance, March 31, 2007	7,200,000	$7,200	64,800	(2,640)	69,360

Net loss for the three months ended June 30, 2007	-	-	-	(6,242)	(6,242)

Balance, March 31, 2007	7,200,000	$7,200	$64,800	$(8,882)	$63,118

The accompanying notes are an integral part of these financial statements

CIENEGA CREEK HOLDINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2007
(Stated in US Dollars)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2007 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2007 audited financial statements.

The results of operations for the period ended June 30, 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the entertainment industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The accounting firm of Moore & Associates, Chartered audited our consolidated financial statements. Since inception, we have had no changes in or disagreements with our accountants.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officer and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Filing fees	$950.00
Legal fees and expenses	4,500.00
Escrow fees	1,500.00
Accounting fees and expenses	3,000.00
Transfer agent fees	1,000.00
Document preparation	1,037.72
Securities and Exchange Commission	12.28
registration fee
Total	$12,000.00

All amounts are estimates other than the Commission's registration fee.

Recent Sales of Unregistered Securities

Since inception on August 17, 2006, we have sold conducted the following sales of unregistered securities. These transactions did not involve public offerings and were exempt from registration pursuant to Section 4(2) and Regulation S of the Securities Act:

•

On August 7, 2006, Cienega Creek issued 300,000 common shares to one of our directors, Michael Giertych, at a price of $0.01 per share for total proceeds of $3,000.

•

On March 2, 2007, Cienega Creek issued 6,700,000 common shares to one of our directors, Michael Giertych, at a price of $0.01 per share for total proceeds of $67,000.

•

On March 20, 2007, Cienega Creek issued 200,000 common shares to our President, Michael Klinicki, at a price of $0.01 per share for total proceeds of $2,000.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	Bylaws *
4.1	Stock Specimen *
5.1	Legal opinion of Daniel C. Masters, Esq. with consent to use *
23.1	Consent of Moore & Associates, Chartered
99.1	Subscription Agreement **
99.2	Escrow agreement with US Bank National Association **

* - filed as an exhibit to our registration statement on Form SB-2 filed on July 12, 2007

** - filed as an exhibit to our amended registration statement on Form SB-2/A on September 13, 2007

Undertakings

Cienega Creek Holdings, Inc. hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this Prospectus to:

	•	include any Prospectus required by Section 10(a)(3) of the Securities Act;

•

reflect in the Prospectus any facts or events arising after the effective date of the Prospectus (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Prospectus; and

	•	include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material change to such information in the Prospectus;

2.

that for determining liability under the Securities Act, treat each post-effective amendment as a new Prospectus of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

3.	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

4.

in the event that a claim for indemnification against the liabilities, other than the payment by Cienega Creek of expenses incurred and paid by a director, officer or controlling person of Cienega Creek in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this Prospectus, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Signatures

In accordance with the requirements of the Securities Act, Cienega Creek Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this Prospectus on Form SB-2/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vail, Arizona, U.S.A., on the 10th day of September 13, 2007.

CIENEGA CREEK HOLDINGS, INC.

By:	/s/ Michael Klinicki
Michael Klinicki
President, CEO and Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Michael Klinicki	President, CEO and Director	September 13th, 2007
Michael Klinicki

Principal accounting officer,
Principal financial officer,
/s/ Michael Klinicki	Secretary, Treasurer,	September 13th, 2007
Michael Klinicki

34